Exhibit 10.9

AMENDMENT TO INDUSTRIAL BUILDING LEASE

UNIQUE BUILDING CORPORATION, as Lessor, and ZEBRA TECHNOLOGIES CORPORATION, as Lessee, hereby agree to amend that Industrial Building Lease dated May 15, 1989 pertaining to the property commonly known as 333 Corporate Woods Parkway, Vernon Hills, Illinois, as follows:

1.     In consideration of improvements made by the Lessor consisting of a 25,200 square foot expansion of manufacturing space and an 11,500 square foot expansion of office space, the monthly rental payable pursuant to the terms and conditions of the said Lease shall be increased according to the following table on the dates indicated:

Description	Beginning	and Ending	Rent Shall Be Increased By
25,200 sq. ft. factory	Apr 1, 1993	Mar 31, 1998	$14,700
11,500 sq. ft. office	Aug 15. 1993	Mar 31, 1998	$6,700
Office and factory	Apr 1, 1998	Mar 31, 2003	$25,690

2.     The effective date of this Amendment shall be April 1, 1993.

3.     Except as they may have been modified by anything set forth in this Amendment, all of the terms and provisions of the said Lease are hereby ratified and confirmed by the parties hereto as being in full force and effect.

IN WITNESS WHEREOF, the parties hereto have sat their hands and seals this 1st day of April 1993.

ZEBRA TECHNOLOGIES CORPORATION,	UNIQUE BUILDING CORPORATION,
Lessee	Lessor

By:	By:
Gerhard Cless	Edward Kaplan
Secretary	President